Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-171301 on Form S-3, Registration Statement No. 333-180513 on Form S-4, and Registration Statement Nos. 333-59124, 333-54108, 333-103691, 333-111956, 333-115621, 333-115607,333-124189, 333-127426, 333-130277, 333-142702, and 333-159330 on Form S-8 of Sprint Nextel Corporation and subsidiaries of our report dated February 13, 2013, relating to the consolidated financial statements of Clearwire Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's merger and financing agreements with Sprint Nextel Corporation, the uncertainties associated with those agreements, and the related potential impact of such uncertainties on the Company's need for liquidity in the next twelve months) appearing in the Annual Report on Form 10-K of Sprint Nextel Corporation for the year ended December 31, 2012.
/s/ Deloitte & Touche LLP
Seattle, Washington
February 28, 2013